Exhibit 99.1

IASIS Healthcare Announces Fourth Quarter and Year-End 2009 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--November 24, 2009--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal fourth quarter and year ended September 30, 2009.

Net revenue for the fourth quarter totaled $620.1 million, an increase of 20.3%, compared to $515.4 million in the prior year quarter. Adjusted EBITDA for the fourth quarter totaled $67.9 million, an increase of 17.2%, compared to $58.0 million, which includes $3.6 million in hurricane-related property damage sustained as a result of Hurricane Ike, in the prior year quarter. A table describing adjusted EBITDA and reconciling net earnings from continuing operations to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information. Net loss from continuing operations for the fourth quarter totaled $30.0 million, compared to net earnings from continuing operations of $5.4 million in the prior year quarter.

Included in the net loss from continuing operations for the fourth quarter is a $64.6 million non-cash charge ($43.2 million after taxes) for the impairment of goodwill related to the Florida market. The Company has experienced changes in market conditions and the business mix of its Florida operations, which negatively impacted operating results in this market. Accordingly, the Company has written off the goodwill associated with this market.

Admissions and adjusted admissions increased 4.2% and 4.7%, respectively, in the fourth quarter, compared to the prior year quarter. Excluding the impact of Hurricane Ike in the prior year quarter, admissions and adjusted admissions increased 3.5% and 3.9%, respectively, in the fourth quarter. Net patient revenue per adjusted admission increased 8.2% in the fourth quarter, compared to the prior year quarter.

Net revenue for the year ended September 30, 2009, totaled $2.4 billion, an increase of 14.4%, compared to $2.1 billion in the prior year. Adjusted EBITDA for the year ended September 30, 2009, totaled $299.4 million, an increase of 13.0%, compared to $264.8 million, which includes $3.6 million in hurricane-related property damage, in the prior year. Net earnings from continuing operations for the year ended September 30, 2009, which includes the impact of the Company’s non-cash charge related to the impairment of its goodwill, totaled $28.3 million, compared to $47.6 million in the prior year.

For the year ended September 30, 2009, admissions decreased 0.2% and adjusted admissions increased 2.4%, compared to the prior year. Net patient revenue per adjusted admission increased 6.6% for the year ended September 30, 2009, compared to the prior year.

Operating cash flows for the year ended September 30, 2009, were $272.0 million, compared to $143.4 million in the prior year. Strong operating cash flows and effective capital management has resulted in significant increases to free-cash-flow and the Company’s overall cash position.

“We are pleased with our financial and operating results,” said David R. White, chairman and chief executive officer of IASIS Healthcare. “Despite the difficulties of a prolonged economic recession, we continue to achieve top-line and EBITDA growth, and our focus on liquidity and effective capital management has helped to generate significant improvements in our cash flow for the year. I believe these successes highlight the excellence and commitment of our team. We are also encouraged by the rebound in patient volumes that we have seen across the back half of our 2009 fiscal year, and we hope to carry the momentum of our success into the next fiscal year.”

A listen-only simulcast and 30-day replay of IASIS’ fourth quarter and year-end conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on November 24, 2009. A copy of this press release will also be available on the Company’s Web site.

IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 15 acute care hospital facilities and one behavioral health hospital facility with a total of 2,853 beds in service and has total annual net revenue of approximately $2.4 billion. These hospital facilities are located in six regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; three cities in Texas, including San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves over 190,000 members. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include, among others, the risks and uncertainties related to our ability to generate sufficient cash to service our existing indebtedness, our substantial level of indebtedness that could adversely affect our financial condition, the possibility of an increase in interest rates, which would increase the cost of servicing our debt and could reduce profitability, the fact we are controlled by our principal equity sponsor, our ability to retain and negotiate reasonable contracts with managed care plans, changes in legislation and regulations that may significantly reduce government healthcare spending and our revenue and may require us to make changes to our operations, our hospitals’ competition for patients from other hospitals and healthcare providers, our hospitals facing a growth in volume and revenue related to uncompensated care, our ability to recruit and retain quality physicians, our hospitals’ competition for staffing which may increase our labor costs and reduce profitability, our failure to continually enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment that may adversely affect our ability to maintain and expand our markets, our failure to comply with extensive laws and government regulations, the possible enactment of legislation that would impose significant restrictions on hospitals that have physician owners, the potential of exposure to liability from some of our hospitals being required to submit to the Department of Health and Human Services information on their relationships with physicians, expenses incurred in connection with an appeal of the court order dismissing with prejudice the qui tam litigation, the possibility that we may become subject to federal and state investigations in the future, our ability to satisfy regulatory requirements with respect to our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, a failure of our information systems that would adversely affect our ability to properly manage our operations, an economic downturn or other material change in any one of the regions in which we operate, potential liabilities because of claims brought against our facilities, increasing insurance costs that may reduce our cash flows and net earnings, the impact of certain factors, including severe weather conditions and natural disasters, on operations at our hospitals, our ability to control costs at Health Choice Arizona, Inc. (“Health Choice”), the impact of any significant alteration to the Arizona Health Care Cost Containment System’s (“AHCCCS”) payment structure of its contracts or the amount of premiums paid to us, the possibility of Health Choice’s contract with the AHCCCS being discontinued, significant competition from other healthcare companies and state efforts to regulate the sale of not-for-profit hospitals that may affect our ability to acquire hospitals, difficulties with the integration of acquisitions that may disrupt our ongoing operations, the significant capital expenditures that would be involved in the construction of current or new projects that could have an adverse effect on our liquidity, state efforts to regulate the construction or expansion of hospitals that could impair our ability to operate and expand our operations, our dependence on key personnel, the loss of one or more of which could have a material adverse effect on our business, potential responsibilities and costs under environmental laws that could lead to material expenditures or liability, the possibility of a decline in the fair value of our reporting units that could result in a material non-cash charge to earnings and those risks, uncertainties and other matters detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)
	Quarter Ended September 30,		Year Ended September 30,
	2009	2008	2009	2008
Net revenue:
Acute care revenue	$424,963	$374,495	$1,662,469	$1,523,790
Premium revenue	195,093	140,924	699,503	541,746
Total net revenue	620,056	515,419	2,361,972	2,065,536

Costs and expenses:
Salaries and benefits	165,534	156,786	660,921	632,109
Supplies	63,044	54,135	250,573	231,259
Medical claims	170,241	118,403	592,760	452,055
Other operating expenses	88,724	74,006	325,735	283,123
Provision for bad debts	54,671	41,097	192,563	161,936
Rentals and leases	9,906	9,435	39,127	36,633
Interest expense, net	16,761	17,205	67,890	75,665
Depreciation and amortization	23,953	25,598	97,462	96,741
Management fees	1,250	1,250	5,000	5,000
Impairment of goodwill	64,639	–	64,639	–
Hurricane-related property damage	–	3,589	938	3,589
Total costs and expenses	658,723	501,504	2,297,608	1,978,110

Earnings (loss) from continuing operations before gain (loss) on disposal of assets, minority interests and income taxes	(38,667)	13,915	64,364	87,426
Gain (loss) on disposal of assets, net	(32)	(95)	1,465	(75)
Minority interests	(2,747)	(1,329)	(9,987)	(4,437)

Earnings (loss) from continuing operations before income taxes	(41,446)	12,491	55,842	82,914
Income tax expense (benefit)	(11,399)	7,045	27,576	35,325

Net earnings (loss) from continuing operations	(30,047)	5,446	28,266	47,589
Earnings (loss) from discontinued operations, net of income taxes	157	(4,927)	(176)	(11,275)

Net earnings (loss)	$(29,890)	$519	$28,090	$36,314

IASIS HEALTHCARE LLC Consolidated Balance Sheets (in thousands)
	Sept. 30, 2009	Sept. 30, 2008
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$206,528	$80,738
Accounts receivable, net	230,198	224,138
Inventories	50,492	49,454
Deferred income taxes	39,038	38,860
Prepaid expenses and other current assets	49,453	60,053
Total current assets	575,709	453,243

Property and equipment, net	997,353	1,004,248
Goodwill	717,920	780,599
Other intangible assets, net	30,000	33,000
Other assets, net	36,222	37,057
Total assets	$2,357,204	$2,308,147

LIABILITIES AND MEMBER’S EQUITY

Current liabilities:
Accounts payable	$68,552	$64,851
Salaries and benefits payable	42,548	31,807
Accrued interest payable	12,511	12,460
Medical claims payable	113,519	97,343
Other accrued expenses and other current liabilities	65,701	51,802
Current portion of long-term debt and capital lease obligations	8,366	7,623
Total current liabilities	311,197	265,886

Long-term debt and capital lease obligations	1,051,471	1,106,999
Deferred income taxes	106,425	111,092
Other long-term liabilities	54,222	44,526
Minority interests	53,042	51,875

Member’s equity	780,847	727,769
Total liabilities and member’s equity	$2,357,204	$2,308,147

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)
	Year Ended September 30,
	2009	2008
Cash flows from operating activities:
Net earnings	$28,090	$36,314
Adjustments to reconcile net earnings to net cash provided by operating activities:
Loss from discontinued operations	176	11,275
Depreciation and amortization	97,462	96,741
Amortization of loan costs	3,029	2,913
Minority interests	9,987	4,437
Income tax benefit from parent company interest	27,344	–
Deferred income taxes	(5,572)	19,368
Loss (gain) on disposal of assets, net	(1,465)	75
Impairment of goodwill	64,639	–
Hurricane-related property damage	938	3,589
Stock compensation costs	561	–
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(7,302)	17,131
Inventories, prepaid expenses and other current assets	6,728	(21,361)
Accounts payable, other accrued expenses and other accrued liabilities	45,884	(29,419)
Net cash provided by operating activities – continuing operations	270,499	141,063
Net cash provided by operating activities – discontinued operations	1,472	2,313
Net cash provided by operating activities	271,971	143,376

Cash flows from investing activities:
Purchases of property and equipment, net	(87,720)	(137,415)
Cash paid for acquisitions, net	(1,941)	(16,821)
Proceeds from sale of assets	5,252	360
Change in other assets, net	1,823	4,613
Net cash used in investing activities – continuing operations	(82,586)	(149,263)
Net cash provided by (used in) investing activities – discontinued operations	10	(1,017)
Net cash used in investing activities	(82,576)	(150,280)

Cash flows from financing activities:
Proceeds from debt borrowings	–	384,978
Payment of debt and capital lease obligations	(55,476)	(306,611)
Distribution of minority interests	(6,750)	(5,485)
Proceeds received from sale (costs paid for repurchase) of partnership interests, net	(1,379)	15,070
Other	–	192
Net cash provided by (used in) financing activities – continuing operations	(63,605)	88,144
Net cash used in financing activities – discontinued operations	–	(502)
Net cash provided by (used in) financing activities	(63,605)	87,642

Change in cash and cash equivalents	125,790	80,738
Cash and cash equivalents at beginning of period	80,738	–
Cash and cash equivalents at end of period	$206,528	$80,738

Supplemental disclosure of cash flow information:
Cash paid for interest	$66,136	$83,126
Cash paid (received) for income taxes, net	$4,104	$(925)

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)
	For the Quarter Ended September 30, 2009
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$424,963	$ –	$ –	$424,963
Premium revenue	–	195,093	–	195,093
Revenue between segments	2,765	–	(2,765)	–
Net revenue	427,728	195,093	(2,765)	620,056

Salaries and benefits	161,259	4,275	–	165,534
Supplies	62,994	50	–	63,044
Medical claims	–	173,006	(2,765)	170,241
Other operating expenses	82,532	6,192	–	88,724
Provision for bad debts	54,671	–	–	54,671
Rentals and leases	9,525	381	–	9,906
Adjusted EBITDA (1)	56,747	11,189	–	67,936

Interest expense, net	16,761	–	–	16,761
Depreciation and amortization	23,154	799	–	23,953
Impairment of goodwill	64,639	–	–	64,639
Management fees	1,250	–	–	1,250

Earnings (loss) from continuing operations before gain (loss) on disposal of assets, minority interests and income taxes	(49,057)	10,390	–	(38,667)
Gain (loss) on disposal of assets, net	119	(151)	–	(32)
Minority interests	(2,747)	–	–	(2,747)
Earnings (loss) from continuing operations before income taxes	$(51,685)	$ 10,239	$ –	$(41,446)
	For the Quarter Ended September 30, 2008
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$ 374,495	$–	$ –	$ 374,495
Premium revenue	–	140,924	–	140,924
Revenue between segments	2,324	–	(2,324)	–
Net revenue	376,819	140,924	(2,324)	515,419

Salaries and benefits	151,963	4,823	–	156,786
Supplies	54,058	77	–	54,135
Medical claims	–	120,727	(2,324)	118,403
Other operating expenses	69,142	4,864	–	74,006
Provision for bad debts	41,097	–	–	41,097
Rentals and leases	9,155	280	–	9,435
Hurricane-related property damage	3,589	–	–	3,589
Adjusted EBITDA (1)	47,815	10,153	–	57,968

Interest expense, net	17,205	–	–	17,205
Depreciation and amortization	24,578	1,020	–	25,598
Management fees	1,250	–	–	1,250

Earnings from continuing operations before loss on disposal of assets, minority interests and income taxes	4,782	9,133	–	13,915
Loss on disposal of assets, net	(95)	–	–	(95)
Minority interests	(1,329)	–	–	(1,329)
Earnings from continuing operations before income taxes	$ 3,358	$9,133	$ –	$ 12,491

(1) Adjusted EBITDA represents net earnings (loss) from continuing operations before interest expense, income tax expense (benefit), depreciation and amortization, impairment of goodwill, gain (loss) on disposal of assets, minority interests and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles (“GAAP”), and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)
	For the Year Ended September 30, 2009
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$1,662,469	$–	$–	$1,662,469
Premium revenue	–	699,503	–	699,503
Revenue between segments	9,316	–	(9,316)	–
Net revenue	1,671,785	699,503	(9,316)	2,361,972

Salaries and benefits	641,893	19,028	–	660,921
Supplies	250,310	263	–	250,573
Medical claims	–	602,076	(9,316)	592,760
Other operating expenses	302,804	22,931	–	325,735
Provision for bad debts	192,563	–	–	192,563
Rentals and leases	37,563	1,564	–	39,127
Hurricane–related property damage	938	–	–	938
Adjusted EBITDA (1)	245,714	53,641	–	299,355

Interest expense, net	67,890	–	–	67,890
Depreciation and amortization	94,014	3,448	–	97,462
Impairment of goodwill	64,639	–	–	64,639
Management fees	5,000	–	–	5,000

Earnings before gain (loss) on disposal of assets, minority interests and income taxes	14,171	50,193	–	64,364
Gain (loss) on disposal of assets, net	1,616	(151)	–	1,465
Minority interests	(9,987)	–	–	(9,987)
Earnings from continuing operations before income taxes	$5,800	$50,042	$–	$55,842
Segment assets	$2,109,422	$247,782		$2,357,204
Capital expenditures – continuing operations	$86,875	$845		$87,720
Goodwill	$712,163	$5,757		$717,920
	For the Year Ended September 30, 2008
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$1,523,790	$–	$–	$1,523,790
Premium revenue	–	541,746	–	541,746
Revenue between segments	9,594	–	(9,594)	–
Net revenue	1,533,384	541,746	(9,594)	2,065,536

Salaries and benefits	614,442	17,667	–	632,109
Supplies	231,001	258	–	231,259
Medical claims	–	461,649	(9,594)	452,055
Other operating expenses	264,814	18,309	–	283,123
Provision for bad debts	161,936	–	–	161,936
Rentals and leases	35,466	1,167	–	36,633
Hurricane-related property damage	3,589	–	–	3,589
Adjusted EBITDA (1)	222,136	42,696	–	264,832

Interest expense, net	75,665	–	–	75,665
Depreciation and amortization	93,003	3,738	–	96,741
Management fees	5,000	–	–	5,000
Earnings from continuing operations before loss on disposal of assets, minority interests and income taxes	48,468	38,958	–	87,426
Loss on disposal of assets, net	(75)	–	–	(75)
Minority interests	(4,437)	–	–	(4,437)
Earnings from continuing operations before income taxes	$43,956	$38,958	$–	$82,914
Segment assets	$2,123,069	$185,078		$2,308,147
Capital expenditures – continuing operations	$136,425	$990		$137,415
Goodwill	$774,842	$5,757		$780,599

(1) Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, impairment of goodwill, gain (loss) on disposal of assets, minority interests and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)
	Quarter Ended September 30,		Year Ended September 30,
	2009	2008	2009	2008
Consolidated Hospital Facilities
Number of acute care hospital facilities at end of period	15	15	15	15
Beds in service at end of period	2,853	2,644	2,853	2,644
Average length of stay (days)	4.7	4.5	4.7	4.7
Occupancy rates (average beds in service)	45.4%	45.4%	47.0%	48.9%
Admissions	25,455	24,419	101,083	101,302
Percentage change	4.2%		(0.2)%
Adjusted admissions	43,106	41,152	169,721	165,819
Percentage change	4.7%		2.4%
Patient days	119,269	110,481	473,601	471,853
Adjusted patient days	192,935	178,507	762,234	741,466
Outpatient revenue as a % of gross patient revenue	39.7%	39.3%	39.0%	36.9%

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)
	Quarter Ended September 30,		Year Ended September 30,
	2009	2008	2009	2008
Consolidated Results
Net earnings (loss) from continuing operations	$(30,047)	$5,446	$28,266	$47,589
Add:
Interest expense, net	16,761	17,205	67,890	75,665
Income tax expense (benefit)	(11,399)	7,045	27,576	35,325
Depreciation and amortization	23,953	25,598	97,462	96,741
Impairment of goodwill	64,639	–	64,639	–
Loss (gain) on disposal of assets, net	32	95	(1,465)	75
Minority interests	2,747	1,329	9,987	4,437
Management fees	1,250	1,250	5,000	5,000
Adjusted EBITDA (1)	$67,936	$57,968	$299,355	$264,832

(1) Adjusted EBITDA represents net earnings (loss) from continuing operations before interest expense, income tax expense (benefit), depreciation and amortization, impairment of goodwill, loss (gain) on disposal of assets, minority interests and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

CONTACT:
IASIS Healthcare LLC
Investor contact:
W. Carl Whitmer, 615-844-2747
Chief Financial Officer
or
Media contact:
Michele M. Peden, 615-467-1255
VP, Corporate Communications